Exhibit 10.1

HCP, INC.

2006 PERFORMANCE INCENTIVE PLAN

DIRECTOR STOCK UNIT AWARD AGREEMENT

THIS DIRECTOR STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [               , 2009] by and between HCP, Inc., a Maryland corporation (the “Corporation”), and [                     ] (the “Director”).

W I T N E S S E T H

WHEREAS, pursuant to the HCP, Inc. 2006 Performance Incentive Plan (the “Plan”), the Corporation has granted to the Director effective as of the date hereof (the “Award Date”), a credit of stock units under the Plan (the “Stock Unit Award” or “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Director, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.     Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.     Grant.  Subject to the terms of this Agreement, the Corporation hereby grants to the Director a Stock Unit Award with respect to an aggregate of [                 ] stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”).  As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement.  The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Director if such Stock Units vest pursuant to Section 3.  The Stock Units shall not be treated as property or as a trust fund of any kind.

3.     Vesting.  Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to twenty-five percent (25%) of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on each of the first, second, third and fourth anniversaries of the Award Date.

4.     Continuance of Service.  The vesting of the Stock Units subject to the Award and the rights and benefits under this Agreement require continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement.  Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided herein or under the Plan.  Nothing contained in this Agreement or the Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Director from the rate in existence at any time.

5.     Dividend and Voting Rights.

(a)        Limitations on Rights Associated with Units.  The Director shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Director.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

(b)        Dividend Equivalent Rights Distributions.  As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall pay the Director an amount equal to the per share cash dividend paid by the Corporation on its Common Stock on such date multiplied by the number of Stock Units remaining subject to this Award as of the related dividend payment record date.  No such payment shall be made with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6.     Restrictions on Transfer.  Neither the Stock Unit Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.     Timing and Manner of Payment of Stock Units.  On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to the terms hereof (and in all events within seventy four (74) days after such vesting event), the Corporation shall deliver to the Director a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date; provided, however, that in the event that the vesting and payment of the Stock Units is triggered by the Director’s Separation from Service and the Director is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of such Separation from Service, the Director shall not be entitled to any payment of the Stock Units until the earlier of (i) the date which is six (6) months after the Director’s Separation from Service with the Corporation for any reason other than death, or (ii) the date of the Director’s death, if and to the extent such delay in payment is required to comply with Section 409A of the Code (and in such case, payment will be made within thirty (30) days after the date specified in clause (i) or (ii), as applicable).  The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Director or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan.  The Director shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.  For purposes of this Agreement, “Separation from Service” has the meaning given to such term for purposes of Section 409A of the Code (which Separation from Service generally will occur on the date the Director ceases to be a member of the Board).

8.     Effect of Termination of Service.  The Director’s Stock Units shall terminate to the extent such units have not become vested prior to the first time the Director is no longer a member of the Board, regardless of the reason for the termination of the Director’s service as a Board member; provided, however, that if the Director’s service as a Board member terminates as a result of the Director’s death, Total Disability or Retirement (in each case, as such term is defined below), the Director’s Stock Units, to the extent such units are not then vested, shall become fully vested as of the date the Director ceases to be a member of the Board and shall be paid in accordance with Section 7.  If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Director, or the Director’s beneficiary or personal representative, as the case may be.

For purposes of this Agreement, the following definitions shall apply: “Disability” means a “disability” as such term is defined for purposes of Section 409A of the Code; and “Retirement” means that, as of the date of the Director’s Separation from Service (including, for purposes of clarity and without limiting other circumstances of separation, a separation resulting from a Director not being re-elected as a member of the Board at the end of his or her term of service), the Director (1) has attained age 65 and completed at least five full years of service as an employee of the Corporation and its Subsidiaries and/or a member of the Board, or (2) has attained age 60 and completed at least fifteen full years of service as an employee of the Corporation and its Subsidiaries and/or a member of the Board.

9.     Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments if appropriate in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Stock Unit Award.  No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are paid pursuant to Section 5(b).

10.  Tax Withholding.  Upon any payment of dividend equivalents and/or the distribution of shares of the Common Stock in respect of the Stock Units, the Corporation (or, if applicable, the Subsidiary last employing the Director) shall have the right at its option to (a) require the Director to pay or provide for payment in cash of the amount of any taxes that the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution, or (b) deduct from any amount payable to the Director the amount of any taxes which the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution.  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Agreement, the Administrator may, in its sole discretion, direct the Corporation or the Subsidiary to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy such withholding obligation at the minimum applicable withholding rates.

11.  Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Director is no longer a member of the Board, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.  Plan.  The Award and all rights of the Director under this Agreement are subject to, and the Director agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference.  The Director agrees to be bound by the terms of the Plan and this Agreement.  The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement.  Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

13.  Entire Agreement.  This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.  Limitation on Director’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Director shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

15.  Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.  Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.  Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.

18.  Construction.  It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code.  The Agreement shall be construed and interpreted consistent with that intent.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Director has hereunto set his or her hand as of the date and year first above written.

HCP, INC.,	DIRECTOR
a Maryland corporation

By:
Signature
Print Name:

Its:
Print Name